Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

AE ADVANCED FUELS KEYES, INC.

5% SUBORDINATED PROMISSORY NOTE

$600,000.00	May 31, 2012

FOR VALUE RECEIVED, Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation (the “Company”) that is a wholly owned subsidiary of Aemetis, Inc. (“Aemetis”) promises to pay to ____________________ (“Purchaser”), or his registered assigns, in lawful money of the United States of America the principal sum of Six Hundred Thousand dollars ($600,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date first set forth above on the unpaid principal balance at a rate equal to 5.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days (the “Note”).  This Note is guaranteed by Aemetis, Inc.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2012 (the “Maturity Date”); (ii) the completion of an equity private placement by the Company or Aemetis in an amount of not less than Twenty Five Million Dollars ($25 million); (iii) the completion of a Initial Public Offering by the Company or Aemetis; (iv) the completion of a revolving credit facility upon the acquisition of Cilion, Inc., or (v) after the occurrence of an Event of Default (as defined below), if such amounts are declared due and payable by Purchaser in accordance with the terms hereof.

The following is a statement of the rights of Purchaser and the conditions to which this Note is subject, and to which Purchaser, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Event of Default” has the meaning given in Section 4 hereof.

(c) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

Exhibit 10.2

(d) “Note Obligations” shall mean the debt, liabilities and obligations, owed by the Company to Purchaser, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company under this Note, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(e) “Obligations” shall mean and include all of the Note Obligations under all of the Notes issued by the Company, all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Purchasers of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, including all interest, fees, charges, expenses, attorneys’ fees and costs, and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f) “Operative Documents” shall mean this Note, the Warrant Agreement and the Note and Warrant Subscription Agreement related hereto.

(g) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity, or a governmental authority.

(h) “Purchaser” shall mean any Person who shall at the time be the registered holder of a Note.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Payments.  The Company and Aemetis shall not pay any principal amount under the Note at any time prior to the date that any and all loans made by Third Eye Capital to the Company, Aemetis and any other Aemetis subsidiary are paid in full.  Payments under this Note shall be made by the Company to the Purchaser in lawful tender of the United States.

3. Prepayment; Payment Prorata.  Upon five (5) days prior written notice to Purchaser, the Company may prepay this Note in whole or in part at any time, provided that any prepayment of this Note may only be made in connection with the prorated prepayment of all notes issued by the Company on the same or similar terms as this Note, based on each Purchaser’s pro rata outstanding principal balance at the time of prepayment.

Exhibit 10.2

4. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay.  The Company shall fail to pay when due and as required to be paid herein, any amount of principal, interest or fee due hereunder within fifteen (15) days after the same becomes due; or

(b) Breaches of Note Covenants. The Company shall fail to perform or observe any term, covenant or agreement in the Note, and such breach is not cured within 30 days after receipt of notice from Purchaser of the breach; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Agent in writing in connection with this Note shall be false, incorrect, incomplete or misleading when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing, and any such action has not been discharged or rescinded within sixty (60) days of commencement; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

5. Rights of Purchaser upon Default. Upon the occurrence or existence of any Event of Default, Purchaser may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Purchaser may exercise any other right power or remedy granted to it by the Operative Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.  Purchaser acknowledges and agrees that the Company and Aemetis shall not pay principal on this Note until full payment has been made to Third Eye Capital, as set forth in Section 2 herein.

Exhibit 10.2

6. Successors and Assigns.  Subject to the restrictions on transfer described in Sections 8 and 9 below, the rights and obligations of the Company and Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

8. Transfer of this Note.  Purchaser acknowledges that such Purchaser has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of this Note. In particular, such Purchaser agrees that no sale, assignment or transfer of any of the Note acquired by such Purchaser shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Note is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation to so register the Note; or (b) the Note is sold, assigned or transferred in accordance with all the requirements and limitations of an exemption from registration under the Act. Purchaser further understands that an opinion of counsel satisfactory to the Company and other documents may be required to transfer the Note.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9. Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Purchaser.

10. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Purchaser in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

11. Pari Passu Notes.  Purchaser acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued on the same or similar terms of such Notes.

Exhibit 10.2

12. Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Operative Document, the interest paid or agreed to be paid under the Operative Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Agent or any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes on a pro rata basis, based upon the outstanding principal balance of each such Note, or, if it exceeds such unpaid principal, shall be refunded to the Company.

13. Expenses; Waivers.  If action is instituted by Purchaser to collect this Note, the Company promises to pay all reasonable litigation costs and expenses, including attorneys’ fees and costs incurred in connection with such action.

14. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

The Company has caused this Note to be issued as of the date first written above.

	PURCHASER:	AEMETIS ADVANCED FUELS KEYES, INC.,
a Delaware corporation

By:
Address:		Name:
Title:
Fax:

Acknowledged and Agreed:
AEMETIS, INC., a Nevada corporation

By:
Name:
Title: